UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported) May 18, 2010

DineEquity, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-15283	95-3038279
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

450 North Brand Boulevard, Glendale, California	91203
(Address of Principal Executive Offices)	(Zip Code)

(818) 240-6055

(Registrant’s telephone number, including area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07       Submission of Matters to a Vote of Security Holders.

DineEquity, Inc., a Delaware corporation (“the Company”), held its annual meeting of shareholders (the “Annual Meeting”) on May 18, 2010.  The final results for each of the matters submitted to a vote of security holders at the Annual Meeting are as follows:

Proposal 1                                      Election of Directors.

The following nominees for election as directors received the number of votes set forth opposite their respective names:

	For	Withheld	Broker Non-Votes
Howard M. Berk	15,377,847	64,336	892,105

Daniel J. Brestle	15,374,792	67,391	892,105

Caroline W. Nahas	14,498,108	944,075	892,105

Gilbert T. Ray	13,871,965	1,570,218	892,105

All of the nominees listed above were elected to serve on the Company’s Board of Directors.  The following directors continued in office after the Annual Meeting: Michael S. Gordon, Larry Alan Kay, Julia A. Stewart, H. Frederick Christie, Richard J. Dahl and Patrick W. Rose.  Frank Edelstein, who had served on the Company’s Board of Directors since 1987, retired upon the conclusion of the Annual Meeting in accordance with the retirement policy of the Board of Directors.

Proposal 2                                      Ratification of appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010.

The proposal to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010 received the following votes:

For	Against	Abstentions	Broker Non-Votes
16,257,668	32,130	44,490	0

The appointment of Ernst & Young LLP was ratified.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DineEquity, Inc.

Date: May 21, 2010	By:	/s/ JOHN F. TIERNEY
Name: John F. Tierney
Title: Chief Financial Officer